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Exhibit 4.6

Rights Certificate No.:	THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S JOINT PROXY STATEMENT/PROSPECTUS DATED , 2004 (THE "JOINT PROXY STATEMENT/PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE JOINT PROXY STATEMENT/PROSPECTUS ARE AVAILABLE UPON REQUEST FROM LIBERTÉ INVESTORS INC.	Number of Rights:
Cusip No:

LIBERTÉ INVESTORS INC.
Incorporated under the laws of the State of Delaware

         SUBSCRIPTION RIGHTS CERTIFICATE

         Evidencing Subscription Rights to Purchase Shares of Common Stock of Liberté Investors Inc.
Subscription Price: $4.00 per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE
5:00 P.M., NEW YORK CITY TIME, ON                              , 2004,
UNLESS EXTENDED BY LIBERTÉ INVESTORS INC.

Registered Owner:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights ("Rights") set forth above. Each Right entitles the holder thereof, or its assigns, to subscribe for and purchase 0.61 shares of Common Stock, with a par value of $0.01 per share, of Liberté Investors Inc., a Delaware corporation, at a subscription price of $4.00 per share (the "Subscription Privilege"), pursuant to a rights offering (the "Rights Offering"), on the terms and subject to the conditions set forth in the Joint Proxy Statement/Prospectus and the "Instructions as to Use of Liberté Investors Inc. Subscription Rights Certificates" accompanying this Subscription Rights Certificate. The Rights represented by this Subscription Rights Certificate may be exercised by completing the section entitled "Exercise of Subscription Privilege" and any other appropriate sections on the reverse side hereof and by returning the full payment of the subscription price for each share of Common Stock in accordance with the "Instructions as to Use of Liberté Investors Inc. Subscription Rights Certificates" that accompany this Subscription Rights Certificate.

You have been issued one Right per each share of Common Stock that you held on                        , 2004, the Record Date. No fractional shares of Common Stock will be distributed in this Rights Offering.

Witness the seal of Liberté Investors Inc. and the signatures of its duly authorized officers.

Dated:	, 2004
Donald J. Edwards President and Chief Executive Officer	Ellen V. Billings Secretary

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

By Mail The Bank of New York Tender & Exchange Department P.O. Box 11248 Church Street Station New York, New York 10286-1248	By Hand or Overnight Courier The Bank of New York Tender & Exchange Department 101 Barclay Street, 11W New York, New York 10286
Delivery other than in the manner or to the addresses listed above will not constitute valid delivery.
PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Subscription Privilege, please complete lines (a) and (b) and sign under the subsection labeled "Signature" below.

(a)
Exercise Of Basic Subscription Privilege:

I have been issued              Rights and am eligible to purchase                          shares of Common Stock.

I apply for                          shares (no. of new shares) × $4.00 (subscription price) = $                         (Payment)

(b)
Total Amount of Payment Enclosed = $

SIGNATURE

To Subscribe: I acknowledge that I have received the Joint Proxy Statement/Prospectus for this Rights Offering, and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Joint Proxy Statement/Prospectus.

Signature(s)

Important: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FOR INSTRUCTIONS ON THE USE OF LIBERTÉ INVESTORS INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT THE SUBSCRIPTION AGENT AT (800) 507-9357 OR ELLEN V. BILLINGS, SECRETARY OF LIBERTÉ INVESTORS INC., AT (214) 871-5935.

FULL PAYMENT FOR THE SHARES MUST ACCOMPANY THIS FORM AND MUST BE MADE PAYABLE IN UNITED STATES DOLLARS IN A CHECK OR BANK DRAFT DRAWN UPON A U.S. BANK OR POSTAL, TELEGRAPHIC OR EXPRESS MONEY ORDER AND PAYABLE TO THE BANK OF NEW YORK, AS SUBSCRIPTION AGENT.

CERTIFICATES FOR THE SHARES OF COMMON STOCK SUBSCRIBED TO PURSUANT TO THE RIGHTS OFFERING WILL BE DELIVERED AS SOON AS PRACTICABLE AFTER THE EXPIRATION DATE. ANY REFUND IN CONNECTION WITH YOUR SUBSCRIPTION WILL BE DELIVERED AS SOON AS PRACTICABLE THEREAFTER.

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  Exhibit 4.6